UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2008

CEREPLAST, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-126378	91-2154289
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3411-3421 West El Segundo Boulevard, Hawthorne, California	90250
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 676-5000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry Into a Material Definitive Agreement

On December 8, 2008, Cereplast, Inc., a Nevada corporation (the “Company”) entered into a Periodic Equity Investment Agreement (the “Agreement”) with Cumorah Capital, Inc., a Nevada corporation (“Cumorah”). Under the Agreement, Cumorah has agreed to invest up to $20,000,000 of capital into the Company during the term of the Agreement at the rate of $250,000 per investment, subject to the ongoing satisfaction of certain conditions specified in the Agreement. The Agreement commences on December 8, 2008 and terminates on the earlier to occur of (i) the date the total maximum investments of $20,000,000 is made under the Agreement, (ii) December 8, 2010, or (iii) the date the Agreement is automatically terminated because of the occurrence of any of the events described in Section 2.4 of the Agreement.

In response to requests for equity investments by the Company from time to time during the term of the Agreement, Cumorah may fulfill its funding obligation by purchasing the Company’s common stock at a purchase price equal to 90% of the market price, if the stock is covered by a Registration Statement filed pursuant to Section 5 of the Securities Act of 1933, as amended, or 60% of the market price, if the stock is restricted and not registered.

The Agreement defines the market price as the lowest closing bid price of the Company’s common stock on the OTC Bulletin Board during the five consecutive trading days immediately preceding the date that the Company delivers its written notice to Cumorah requesting an equity investment. The Company may not make equity investment requests of Cumorah more often than every seven trading days. Cumorah is permitted to sell stock during the term of the Agreement, subject to compliance with applicable securities laws.

The Company seeks to raise capital under the Agreement. Cumorah is not obligated to invest under the Agreement unless all of the conditions for a required investment are satisfied, including but not limited to adequate trading volume, adequate market capitalization, and the absence of excess volatility in the Company’s trading price at the time of the request by the Company. To the extent that the Company raises capital under the Agreement, significant dilution of ownership may be experienced by existing shareholders of the Company, its stock may experience selling pressure in the market, and its stock price may decline.

A copy of the complete Agreement is attached to this Report on Form 8-K as Exhibit 99.1.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1 Periodic Equity Investment Agreement, dated December 8, 2008, by and between Cereplast, Inc. and Cumorah Capital, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CEREPLAST, INC.
(Registrant)

Date: December 12, 2008

/s/ Frederic Scheer, Chief Executive Officer
Frederic Scheer, Chief Executive Officer

EXHIBIT INDEX

Exhibit Index	Description
99.1	Periodic Equity Investment Agreement, dated December 8, 2008, by and between Cereplast, Inc. and Cumorah Capital, Inc.